UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

    Date of report (Date of earliest event reported): September 20, 2005

                                ASHLAND INC.
           (Exact name of registrant as specified in its charter)

                                  Kentucky
               (State or other jurisdiction of incorporation)

                1-32532                                 20-0865835
        (Commission File Number)                     (I.R.S. Employer
                                                    Identification No.)

 50 E. RiverCenter Boulevard, Covington, Kentucky        41012-0391
      (Address of principal executive offices)           (Zip Code)

    P.O. Box 391, Covington, Kentucky                    41012-0391
            (Mailing Address)                            (Zip Code)

     Registrant's telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 2230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events

     On September 20, 2005, Ashland Inc. ("Ashland") announced that earnings for its fiscal fourth quarter, ending September 30, 2005, may be less than earnings for the September 2004 quarter. Ashland's expectations for its Ashland Specialty Chemical and Ashland Distribution divisions remain on track. As raw materials and energy costs have risen, Ashland Specialty Chemical and Ashland Distribution have announced price increases. Ashland Distribution is expected to produce sharply higher earnings in the September quarter versus the comparable year-ago quarter, and Ashland Specialty Chemical should continue to report rising profits versus the September 2004 quarter as the result of higher sales revenues. Valvoline expects to report a roughly 40-percent decline in profits as the result of lower sales of branded lubricants, due in part to timing effects from pricing and promotion changes, as well as higher raw materials costs. Escalating hydrocarbon prices have impacted the North American market for motor oil throughout the year, and the market further weakened during the quarter.
     Operating income for the Transportation Construction Sector, commercially known as Ashland Paving And Construction, Inc., or APAC, is expected to be roughly half of the prior-year quarter's $70 million. In addition to lower production due to business disruptions caused by the active hurricane season, APAC also expects to increase reserves for unprofitable contracts resulting from the run-up in hydrocarbon prices.

         In addition to the above items, Ashland expects to record a charge in the September quarter related to its participation in Oil Insurance Limited, an energy industry mutual insurance consortium, due primarily to damage caused by Hurricane Katrina. The amount is undetermined at this time; however, the company expects the maximum loss to be $14 million pre-tax assuming no further catastrophic losses.
         Ashland plans to release its earnings at 8 a.m., EDT, on October 24 and will follow with an analyst meeting in New York City at 5 p.m., EDT, which will also be web cast.
         Ashland's earnings expectations and related matters are discussed in more detail in the press release attached hereto as Exhibit 99.1, which is incorporated by reference into this Item 8.01.


Item 9.01.        Financial Statements and Exhibits

         (d)         Exhibits

         99.1 - Press release dated September 20, 2005.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         ASHLAND INC.
                             -------------------------------------------
                                         (Registrant)




Date:  September 20, 2005             /s/ J. Marvin Quin
                            ------------------------------------------
                                 Name:     J. Marvin Quin
                                 Title:    Senior Vice President
                                           and Chief Financial Officer

                               Exhibit Index

            99.1 - Press release dated September 20, 2005.



                                    -5-